UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 22, 2014

APEX 10 INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54965	46-2825884
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2251 North Rampart Blvd, #182

Las Vegas, NV 89128

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(702) 334-4424

 (ISSUER TELEPHONE NUMBER)

460 Brannan Street, Suite 78064

San Francisco, CA 94107

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.01 Change in Control of Registrant.

On May 22, 2014, the sole officer and director of APEX 10 Inc. (the “Company”), Richard Chiang, entered into a Share Purchase Agreement (the “SPA”) pursuant to which he sold an aggregate of 10,000,000 shares of his shares of the Company’s common stock to DB Holding Inc. (“DBH”) at an aggregate purchase price of $40,000. These shares represent 100% of the Company’s issued and outstanding common stock. Effective upon the closing of the Share Purchase Agreement, May 22, 2014, Richard Chiang owned no shares of the Company’s stock and DBH was the sole majority stockholder of the Company. A copy of the SPA is attached to this Current Report as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On May 27, 2014, following the execution of the SPA, DBH elected Dan Knoller as a Director of the Company and as Chairman of the Company’s Board of Directors. Immediately following the election of Mr. Knoller to the Company’s Board of Directors, Mr. Knoller, acting as the sole Director of the Company, accepted the resignation of Richard Chiang as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. Mr. Chiang’s resignation was in connection with the consummation of the SPA between Mr. Chiang and DBH and was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Following Mr. Chiang’s resignation, and effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, the Board of Directors appointed Mr. Knoller as President, Chief Executive Officer, Secretary, and Chief Financial Officer. A copy of the resignation letter submitted by Mr. Chiang is attached to this Current Report as Exhibit 17.1.

Biographical Information for Dan Knoller

Mr. Knoller currently serves as a Member of the Advisory Board for Graduate Studies at the Academic College of Tel-Aviv Yaffo, a position he has held since August 2013. He also serves as an Executive Board Member and Senior Counsel for the Foreign Ambassador's and General Council's Club of Israel, where he has served from January 2011. He is a Member Board of Directors of the Hakaron Jerusalem Theatre, and is Vice Chairman of the Board at PayitSimle, a credit card technology company, where he has served since January 2008. He has served as a Member Board of Directors and as Director of International Business Development for Ferris Holding Inc., a research and development company specializing in methods of food, water, and other beverage enhancement and medical applications, since September 2005. From May 2009 through August 2009, he served as a Senior Consultant for Scailex-Bazan Joint Venture Group, where he formed a group including the Israeli companies- Scailex Corporation and Bazan-Israel's petrochemical group and Zaharoni Industries in the U.S to acquire an Ethanol refinery plant in Brazil. From January 2003 through August 2004, he served as a Senior Consultant for Pharm-Up, where he worked directly with the owner and the top management team on a large takeover of a public company in the U.S. He graduated with honors in June 1978 from the University of Haifa, and made the Dean’s List.

In connection with the consummation of the SPA, there was an understanding between the former management of the Company and DBH, the purchaser under the SPA, that Mr. Knoller would be appointed sole director and sole officer of the Company immediately after the change of control was effected.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Share Purchase Agreement between Richard Chiang and DB Holding Inc. dated May 22, 2014
17.1	Richard Chiang resignation letter dated May 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX 10 INC.

By: /s/ Dan Knoller

Dan Knoller

Chairman of the Board,

President, Chief Executive Officer, Chief Financial Officer, Secretary

(Principal Executive Officer, Principal Financial Officer)

Date:  May 29, 2014

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